UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

Allstate Life Global Funding

(as depositor of Allstate Life Global Funding Trust 2005-1,

Allstate Life Global Funding Trust 2005-2,

Allstate Life Global Funding Trust 2005-3,

Allstate Life Global Funding Trust 2005-4,

Allstate Life Global Funding Trust 2005-5 and

Allstate Life Global Funding Trust 2005-6

(the “Trusts”))

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32192 (Commission File Number)	Not applicable (IRS Employer Identification No.)

c/o AMACAR Pacific Corp.

6525 Morrison Boulevard

Suite 318

Charlotte, NC 28211

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (704) 365-0569

Item 8.01. Other Events.

(a)         This Current Report on Form 8-K incorporates by reference the Quarterly Report on Form 10-Q of Allstate Life Insurance Company (“Allstate Life”) for the quarter ended September 30, 2005.

(b)        Allstate Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Form 10-K and 10-Q, and other information with the Securities and Exchange Commission (the “Commission”). All of the reports and other information filed by Allstate Life under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference into the registration statement filed with the Commission by Allstate Life and Allstate Life Global Funding (“Global Funding”) (SEC Registration No. 333-112249) related to the offering, from time to time, of medium term notes by one or more newly formed Delaware statutory trusts, including the notes of the Trusts, and into each periodic report on Form 10-K of Global Funding and the Trusts. You can read and copy any reports or other information that Allstate Life files under the Exchange Act at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of such documents upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Such filings of Allstate Life are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allstate Life Global Funding
(Registrant)

Date: Nov 8, 2005	By:

Allstate Life Global Funding
(Registrant)

AMACAR Pacific Corp.,
not in its individual capacity,
but solely as administrator*

By: /s/ Evelyn Echevarria
------------------------------------
Name: Evelyn Echevarria
Title: Vice President

_________________________

* Allstate Life Global Funding is a statutory trust organized under the laws of the State of Delaware and has no officers. AMACAR Pacific Corp., as administrator, is the sole provider of administrative services to Allstate Life Global Funding.